Exhibit 99.1

Contact: Evan Bertrand Vice President and Treasurer +1-972-595-5180 investors@sftp.com

Six Flags Reports First Quarter 2023 Performance

ARLINGTON, Texas — May 8, 2023 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of water parks in North America, today reported first quarter Revenue of $142 million, Net Loss of $70 million, and an Adjusted EBITDA loss of $17 million.

“We are pleased to have delivered record first quarter revenue and the second-highest first quarter Adjusted EBITDA in our company’s history, which we believe are proof points that our new strategy and our new culture are beginning to take hold,” said Selim Bassoul, President and CEO. “Looking ahead, our team is excited to launch numerous special events this summer, including Viva La Fiesta, Flavors of the World, Six Flags Fireworks Spectacular, and parades. These events, combined with exciting new rides and attractions and our focused investments in infrastructure, should help us deliver an enhanced guest experience this year. We are still in the early stages of our transformation, but with our season pass sales accelerating and our attendance improving, we are encouraged by our recent progress.”

First Quarter 2023 Results

	Three Months Ended
(Amounts in millions, except per share data)	April 2, 2023	April 3, 2022	% Change vs. 2022
Total revenue	$142	$138	3%
Net loss attributable to Six Flags Entertainment	$(70)	$(66)	6%
Loss per share, diluted	$(0.84)	$(0.76)	11%
Adjusted EBITDA(1)	$(17)	$(17)	—%
Attendance	1.6	1.7	(6)%
Spending per capita figures(2)
Total guest spending per capita	$80.88	$75.46	7%
Admissions spending per capita	$47.81	$43.28	10%
In-park spending per capita	$33.07	$32.18	3%

Total revenue for first quarter 2023 increased $4 million, or 3%, compared to first quarter 2022, driven by higher guest spending per capita, partially offset by lower attendance. The decrease in attendance was driven primarily by severe weather in our California and Texas parks.

The $5.42 increase in guest spending per capita compared to first quarter 2022 consisted of a $4.53 increase in Admissions spending per capita and a $0.89 increase in In-park spending per capita. The increase in guest spending per capita was driven by higher revenue from memberships beyond the initial 12-month commitment period, which is recognized evenly each month and includes a portion of revenue that is allocated to Park admissions revenue and to Park food, merchandise and other revenue. Higher membership revenue in first quarter 2023 increased Admissions spending per capita and In-park spending per capita by approximately $5 and $1, respectively, versus the prior year. Excluding this impact, Admissions spending per capita and In-park spending per capita in first quarter 2023 were essentially flat versus the prior year period.

The company had a net loss of $70 million in first quarter 2023, compared to a net loss of $66 million in first quarter 2022. The loss per share was $0.84 compared to a loss per share of $0.76 in first quarter 2022, driven by higher operating costs partially offset by an increase in revenue. Operating costs increased in first quarter 2023 versus the prior year due primarily to higher advertising spend. Adjusted EBITDA loss in first quarter 2023 was $17 million, essentially flat with the prior year (3).

As of April 2, 2023, the company had total reported debt of $2,452 million, and cash or cash equivalents of $65 million. Deferred revenue was $152 million as of April 2, 2023, a decrease of $33 million, or 18%, from April 3, 2022. The decrease was primarily due to a lower Active Pass base as of April 2, 2023 versus April 3, 2022. In first quarter 2023, the company invested $25 million in new capital, net of insurance recoveries.

On May 3, 2023, the company completed the private sale of $800.0 million in aggregate principal amount of 7.25% senior unsecured notes due 2031. The net proceeds from this offering were used to repay $892.6 million, or 94.01% of the aggregate principal amount outstanding, of the 4.875% senior unsecured Notes due 2024. In addition, the company increased the capacity of the Revolving Credit Facility from $350 million to $500 million.

Conference Call

At 7:00 a.m. Central Time today, May 8, 2023, the company will host a conference call to discuss its first quarter 2023 financial performance. The call is accessible through either the Six Flags Investor Relations website at investors.sixflags.com or by dialing 1-833-629-0614 in the United States or +1-412-317-9257 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available on the company’s investor relations site https://investors.sixflags.com

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 62 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling water parks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) the effect, impact, potential duration or other implications of the COVID-19 pandemic or virus variants, and any expectations we may have with respect thereto including the continuing efficacy of the COVID-19 vaccines, (ii) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, including in the event of a prolonged closure of one or more of our parks, (iii) our ability to execute our strategy to significantly improve our financial performance and the guest experience, (iv) expectations regarding consumer demand for regional, outdoor, out-of-home entertainment, including for our parks, and (v) expectations regarding our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits.

Forward-looking statements include all statements that are not historical facts and often use words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors impacting attendance, such as local conditions, natural disasters, contagious diseases, including COVID-19 and Monkeypox, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; regulations and guidance of federal, state and local governments and health officials regarding the response to COVID-19 or other health emergencies such as Monkeypox, including with respect to business operations, safety protocols and public gatherings; economic impact of political instability and conflicts globally, including the war in Ukraine; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; the increased cost of capital due to raising interest rates; macro-economic conditions (including supply chain issues and the impact of inflation on customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, water parks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks; and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

Footnotes

(1)	See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).
(2)	We use certain per capita operational metrics that measure the performance of our business on a per guest basis and believe that these metrics provide relevant and useful information for investors because they assist in comparing our operating performance on a consistent basis, make it easier to compare our results with those of other companies and our industry and allows investors to review performance in the same manner as our management.
•	Total guest spending per capita is the total revenue generated from our guests, on a per guest basis, through admissions and in-park spending. Total guest spending per capita is calculated by dividing the sum of Park admissions revenue and Park food merchandise and other revenue by total attendance.
•	Admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, to enter our parks. Admissions revenue per capita is calculated by dividing Park admission revenue by total attendance.
•	Non-admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, on items sold within our parks, such as food, games and merchandise. Non-admission revenue per capita is calculated by dividing Park food, merchandise and other revenue by total attendance.
(3)	During 2023, we reclassified the net pension-related expense (benefit) to other (income) expense, net. in our consolidated statements of operations. This reclassification has been reflected in all periods presented. As a result, Adjusted EBITDA for the three-month period ended April 3, 2022, declined by $1.2 million as compared to the previously reported figure.

Statement of Operations Data

	Three Months Ended		Twelve Months Ended
	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
(Amounts in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Park admissions	$76,303	$72,987	$738,731	$824,302
Park food, merchandise and other	52,786	54,269	569,482	678,496
Sponsorship, international agreements and accommodations	13,101	10,851	54,106	50,190
Total revenues	142,190	138,107	1,362,319	1,552,988
Operating expenses (excluding depreciation and amortization shown separately below)	108,870	109,719	589,811	663,651
Selling, general and administrative expenses (excluding depreciation and amortization shown separately below) (1)	44,247	39,257	166,848	214,287
Costs of products sold	9,765	10,115	107,796	128,628
Depreciation and amortization	29,114	29,049	117,189	114,650
Loss on impairment of park assets	—	—	16,943	—
Loss on disposal of assets	2,435	(2,100)	8,462	9,517
Operating (loss) income	(52,241)	(47,933)	355,270	422,255
Interest expense, net	36,302	37,530	140,362	151,546
Loss on debt extinguishment	—	—	17,533	—
Other (income), expense net	(832)	(688)	(228)	6,464
(Loss) income before income taxes	(87,711)	(84,775)	197,603	264,245
Income tax (benefit) expense	(17,852)	(19,113)	48,221	62,379
Net (loss) income	$(69,859)	$(65,662)	$149,382	$201,866
Less: Net income attributable to noncontrolling interests	—	—	(44,651)	(41,766)
Net (loss) income attributable to Six Flags Entertainment Corporation	$(69,859)	$(65,662)	$104,731	$160,100

Weighted-average common shares outstanding:
Basic:	83,207	86,197	83,620	85,958
Diluted:	83,207	86,197	84,615	86,913

Loss per average common share outstanding:
Basic:	$(0.84)	$(0.76)	$1.04	$1.86
Diluted:	$(0.84)	$(0.76)	$1.02	$1.84

(1)	Includes stock-based compensation of $3,314 and $4,225 for the three-month periods ended April 2, 2023, and April 3, 2022, respectively and stock-based compensation of $6,762 and $19,050 for the twelve-month periods ended April 2, 2023, and April 3, 2022.

	As of
	April 2, 2023	January 1, 2023	April 3, 2022
(Amounts in thousands, except share data)	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$64,749	$80,122	$252,203
Accounts receivable, net	45,462	49,405	86,461
Inventories	41,016	44,811	39,161
Prepaid expenses and other current assets	83,639	66,452	55,454
Total current assets	234,866	240,790	433,279
Property and equipment, net:
Property and equipment, at cost	2,621,518	2,592,485	2,528,135
Accumulated depreciation	(1,380,846)	(1,350,739)	(1,280,969)
Total property and equipment, net	1,240,672	1,241,746	1,247,166
Other assets:
Right-of-use operating leases, net	156,376	158,838	184,643
Debt issuance costs	2,230	2,764	4,365
Deposits and other assets	20,272	17,905	10,779
Goodwill	659,618	659,618	659,618
Intangible assets, net of accumulated amortization of $290, $284 and $266 as of April 2, 2023, January 1, 2023 and April 3, 2022, respectively	344,158	344,164	344,182
Total other assets	1,182,654	1,183,289	1,203,587
Total assets	$2,658,192	$2,665,825	$2,884,032

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$43,513	$38,887	$65,652
Accrued compensation, payroll taxes and benefits	14,417	15,224	22,444
Accrued insurance reserves	34,032	34,053	32,423
Accrued interest payable	27,527	38,484	33,217
Other accrued liabilities	60,032	67,346	94,052
Deferred revenue	152,096	128,627	185,094
Short-term borrowings	170,000	100,000	—
Short-term lease liabilities	12,040	11,688	11,383
Total current liabilities	513,657	434,309	444,265
Noncurrent liabilities:
Long-term debt	2,281,841	2,280,531	2,631,246
Long-term lease liabilities	166,562	164,804	180,464
Other long-term liabilities	28,477	30,714	10,502
Deferred income taxes	162,973	184,637	133,264
Total noncurrent liabilities	2,639,853	2,660,686	2,955,476
Total liabilities	3,153,510	3,094,995	3,399,741

Redeemable noncontrolling interests	521,395	521,395	522,067

Stockholders' deficit:
Preferred stock, $1.00 par value	—	—	—
Common stock, $0.025 par value, 280,000,000 shares authorized; 83,279,300, 83,178,294 and 86,248,545 shares issued and outstanding at April 2, 2023, January 1, 2023 and April 3, 2022, respectively	2,082	2,079	2,156
Capital in excess of par value	1,107,258	1,104,051	1,124,603
Accumulated deficit	(2,055,359)	(1,985,500)	(2,088,913)
Accumulated other comprehensive loss, net of tax	(70,694)	(71,195)	(75,622)
Total stockholders' deficit	(1,016,713)	(950,565)	(1,037,776)
Total liabilities and stockholders' deficit	$2,658,192	$2,665,825	$2,884,032

	Three Months Ended
	April 2, 2023	April 3, 2022
(Amounts in thousands)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(69,859)	$(65,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,114	29,049
Stock-based compensation	3,314	4,225
Interest accretion on notes payable	278	278
Amortization of debt issuance costs	1,566	1,978
Loss (gain) on disposal of assets	2,435	(2,100)
Deferred income tax benefit	(20,672)	(18,347)
Other	30	5,220
Changes in operating assets and liabilities:
Decrease in accounts receivable	7,426	11,535
Increase in inventories, prepaid expenses and other current assets	(18,672)	(11,512)
Decrease (increase) in deposits and other assets	2,834	(4,600)
Decrease in ROU operating leases	2,847	2,585
Increase in accounts payable, deferred revenue, accrued liabilities and other long-term liabilities	12,070	6,815
Increase in operating lease liabilities	1,977	2,161
Decrease in accrued interest payable	(10,957)	(17,337)
Net cash used in operating activities	(56,269)	(55,712)

Cash flows from investing activities:
Additions to property and equipment	(25,488)	(32,071)
Property insurance recoveries	481	3,081
Net cash used in investing activities	(25,007)	(28,990)

Cash flows from financing activities:
Repayment of borrowings	(10,000)	—
Proceeds from borrowings	80,000	—
Payment of debt issuance costs	(970)	—
Payment of cash dividends	—	(14)
Proceeds from issuance of common stock	—	299
Payment of tax withholdings on equity-based compensation through shares withheld	(104)	(3)
Reduction in finance lease liability	(247)	(201)
Net cash provided by financing activities	68,679	81

Effect of exchange rate on cash	(2,776)	1,239

Net change in cash and cash equivalents	(15,373)	(83,382)
Cash and cash equivalents at beginning of period	80,122	335,585
Cash and cash equivalents at end of period	$64,749	$252,203

Definition and Reconciliation of Non-GAAP Financial Measures

We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA, Adjusted EBITDA and Adjusted EBITDA minus capex. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.

However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.

The following tables set forth a reconciliation of net (loss) income to Adjusted EBITDA for the three-month periods and twelve-month periods ended April 2, 2023, and April 3, 2022:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	April 2, 2023	April 3, 2022	April 2, 2023	April 3, 2022
Net (loss) income	$(69,859)	$(65,662)	$149,382	$201,866
Income tax (benefit) expense	(17,852)	(19,113)	48,221	62,379
Other (income) expense, net(2)	(832)	(688)	(228)	6,464
Loss on debt extinguishment	—	—	17,533	—
Interest expense, net	36,302	37,530	140,362	151,546
Loss (gain) on disposal of assets	2,435	(2,100)	8,462	9,517
Depreciation and amortization	29,114	29,049	117,189	114,650
Loss on impairment of park assets	—	—	16,943	—
Stock-based compensation	3,314	4,225	6,762	19,050
Modified EBITDA(3)	$(17,378)	$(16,759)	$504,626	$565,472
Third party interest in EBITDA of certain operations(4)	—	—	(44,651)	(41,766)
Adjusted EBITDA(3)	$(17,378)	$(16,759)	$459,975	$523,706
Capital expenditures, net of property insurance recovery(5)	(25,007)	(28,990)	(107,526)	(127,599)
Adjusted EBITDA minus CAPEX(3)	$(42,385)	$(45,749)	$352,449	$396,107

(2)	Amounts recorded as “Other (income) expense, net” include certain non-recurring costs incurred in conjunction with changes made to our organizational structure in December 2021. During 2023, we reclassified the net pension-related expense (benefit) to other (income) expense, net. in our consolidated statements of operations. This reclassification has been reflected in all periods presented. As a result of this reclassification, Adjusted EBITDA for the three-month and twelve-month periods ended April 3, 2022, declined by $1.2 million and $4.5 million, respectively, as compared to the previously reported figure.
(3)	“Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.

"Adjusted EBITDA," a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.

“Adjusted EBITDA minus capex,” a non-GAAP measure, is defined as Adjusted EBITDA minus capital expenditures, net of property insurance recoveries. Adjusted EBITDA minus capex as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and managed use Adjusted EBITDA minus capex to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA minus capex. We believe that Adjusted EBITDA minus capex is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. Adjusted EBITDA minus capex, as computer by us, may not be comparable to similar metrics used by other companies in our industry.

(4)	Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.
(5)	Capital expenditures, net of property insurance recovery (“CAPEX”) represents cash spent on property, plant and equipment, net of property insurance recoveries.